As filed with the Securities and Exchange Commission on March 21, 1996
                                                     File No. 33-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933

                             ----------------------

                          DENSE-PAC MICROSYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                          33-0033759
(State or other jurisdiction of                             I.R.S. Employer
incorporation or organization)                           (Identification No.)

                                7321 Lincoln Way
                         Garden Grove, California 92641
                                 (714) 898-0007
          (Address and telephone number of principal executive offices)

                               William M. Stowell
                             Vice President, Finance
                          DENSE-PAC MICROSYSTEMS, INC.
                                7321 Lincoln Way
                         Garden Grove, California 92641
                                 (714) 898-0007
            (Name, address and telephone number of agent for service)

                      ----------------------------------

                          Copies of Communications to:
                              Helen W. Melman, Esq.
                                1299 Ocean Avenue
                                  4th Floor
                         Santa Monica, California 90401
                                 (310) 458-6900

                      -----------------------------------

      Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [x]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                      Proposed       Proposed
                                      Maximum        Maximum
Title of Each Class     Amount        Offering       Aggregate    Amount of
of Securities to be     to be         Price Per      Offering     Registration
Registered              Registered    Share (1)      Price (1)    Fee (1)
-------------------------------------------------------------------------------

Common Stock          3,039,516       $6.50        $19,756,854    $6,812.71
No par value            shares
-------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), estimated solely for the purpose of calculating the registration fee and based on the last sale price on the Nasdaq Stock Market on March 18, 1996.
================================================================================

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                               3,039,516 Shares

                          DENSE-PAC MICROSYSTEMS, INC.

                                  Common Stock

      This Prospectus covers 3,039,516 shares of Common Stock, no par value (the "Shares"), of Dense-Pac Microsystems, Inc. (the "Company") to be sold by certain shareholders (the "Selling Shareholders"). See "Selling Shareholders." The Selling Shareholders may from time to time sell all or a part of the Shares at prices then prevailing in the market or at negotiated prices. See "Plan of Distribution." None of the proceeds from the sale of the Shares will be received by the Company.

      The Selling Shareholders acquired the Shares in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Consequently, upon any sale of the Shares, a Selling Shareholder, brokers executing sales on behalf of a Selling Shareholder and dealers to whom the Shares may be sold may, under certain circumstances, be considered "underwriters" within the meaning of Section 2(11) of the Securities Act.

      The Company's Common Stock is traded on the Nasdaq Stock Market under the symbol "DPAC." On April ___ 1996, the closing price for the Common Stock was $ per share.

        SEE "RISK FACTORS AND CAUTIONARY STATEMENTS" BEGINNING AT PAGE 4
           HEREOF FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY
                      PROSPECTIVE PURCHASERS OF THE SHARES.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES

             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THE OFFERING CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE SELLING SHAREHOLDERS OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                 April ___, 1996

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C., and at its regional offices at 500 W. Madison, Suite 1400, Chicago, Illinois 60601, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      This Prospectus does not contain all of the information set forth in the Registration Statement concerning this offering which the Company has filed with the Commission pursuant to the Securities Act. For further information, reference is made to such Registration Statement and the exhibits thereto, which may be obtained from the Commission's office in Washington D.C. at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company hereby incorporates by this reference the following documents which it has filed with the Commission:

     1.   Annual Report on Form 10-KSB for the year ended February 28, 1995;

     2. Proxy Statement filed pursuant to Section 14 of the Exchange Act in connection with the Company's 1995 Annual Meeting of Shareholders;

     3. Quarterly Reports on Form 10-QSB for the periods ended May 31, 1995, August 31, 1995 and November 30, 1995;

     4.   Forms 8-K dated October 23, 1995 and February 8, 1996;

     5.   Forms 10-C dated October 16, 1995 and February 28, 1996; and

     6. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      The Company will provide without charge to each person (including any beneficial owner) to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to: William M. Stowell, Secretary, Dense-Pac Microsystems, Inc., 7321 Lincoln Way, Garden Grove, California 92641, telephone: (714) 898-0007.


                                   THE COMPANY

      The Company designs, develops, packages and sells a broad line of standard and custom high density, semiconductor memory products for the commercial, industrial and aerospace markets. The Company's products are designed to improve performance and reliability at the system level by reducing space, weight and power requirements. The Company procures silicon from a variety of semiconductor foundries and incorporates the silicon die into high density products utilizing the latest process technology and the Company's advanced package designs. The Company's products range from monolithic semiconductors to the patented, high density three-dimensional "Dense-Stack" product line. The Company does not generally compete with chip manufacturers who focus on the lowest cost consumer markets to keep volumes high. Instead, the Company focuses on niche markets where the customer's requirements allow the Company to utilize its unique engineering and packaging skills to maintain a high value added content. Typical applications for the Company's products are in the areas of communications, medical instrumentation, missiles, avionics and space satellites.

      The Company's executive offices are located at 7321 Lincoln Way, Garden Grove, California 92641, and its telephone number is (714) 898-0007.

                     RISK FACTORS AND CAUTIONARY STATEMENTS

      Purchase of the Shares involves a high degree of risk. Prospective purchasers should carefully consider the following factors. In addition, the factors set forth below could cause actual results to differ materially from those contemplated by forward-looking statements made by the Company in any of the documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

Loss History and Limited Liquidity

      In the years ended February 28, 1993 and 1995, the Company incurred net losses of $265,000 and $2,740,000, respectively. The loss in fiscal year 1995 was primarily due to pre-production costs associated with the Company's second generation stack products and a one-time charge of $1.7 million in connection with the discontinuation of certain product lines. Although the Company reported net income of $1,017,183 for the fiscal year ended February 28, 1994, and $1,265,000 in the nine month period ended November 30, 1995, there can be no assurance that the Company will not incur losses in the future. The Company has historically operated with limited cash resources which has restricted its research and development efforts, product marketing and growth in general.

Product Development and Technological Change

      The semiconductor and memory module industries are characterized by rapid technological change and are highly competitive with respect to timely product innovation. The Company's memory products are subject to obsolescence or price erosion because semiconductor manufacturers are continuously introducing chips with the same or greater memory density as the Company's modules. As a result, memory products typically have a product life of only three to five years. The Company's future success depends on its ability to develop new products and product enhancements to keep up with technological advances and to meet customer needs. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on the Company's financial condition and results of operations. For example, pre-production delays associated with the second generation Dense-Stack product line caused the Company to lose its source of acceptable SRAM die because the supplier discontinued production of the die that the second generation product had been designed for. The Company believes that the second generation technology remains valid and it will redesign this product to incorporate new die technology when market conditions are appropriate. There can be no assurance that the Company will be successful in its product development or marketing efforts, or that the Company will have adequate financial or technical resources for future product development and promotion.

Uncertainty of Market Acceptance or Profitability of New Products

      The introduction of the SuperSIMM product or other new products which the Company may introduce in the future will require the expenditure of funds for research and development, tooling, manufacturing processes, inventory and marketing. In order to achieve high volume production of the SuperSIMM product, the Company will have to make substantial investments in inventory and expand its production capabilities. The Company has limited marketing capabilities and resources and is dependent upon internal sales and marketing personnel and a network of independent sales representatives for the marketing and sale of its products. There can be no assurance that the SuperSIMM product or future new products will achieve market acceptance, result in increased revenues, or be profitable. Such products could also be subject to technological obsolescence or price erosion resulting from competition.

Parts Shortages and Dependence on Suppliers

      The semiconductor industry is characterized by periodic shortages of parts which have in the past and may in the future negatively affect the Company's operations. The Company is dependent on a limited number of suppliers for semiconductor devices used in its products, but it has no long-term supply contracts with any of them. For example, the Company was not able to market its second generation Dense-Stack product when it lost its source of SRAM die. Due to the cyclical nature of the semiconductor industry and competitive conditions, there can be no assurance that the Company will not experience difficulties in meeting its supply requirements in the future. Any inability to obtain adequate deliveries of parts, either due to the loss of a supplier or industry-wide shortages, could delay shipments of the Company's products, increase its cost of goods sold and have a material adverse effect on its business, financial condition and results of operations.

Dependence on Defense-Related Business

      The Company has historically derived a substantial portion of its revenues from defense-related contracts. As a result, the Company's business has been impacted by reductions in the federal defense budget and will continue to be subject to risks affecting the defense industry, including changes in governmental appropriations and changes in national defense policies and priorities. The Company has sought to reduce its dependence on defense-related business by developing products with commercial applications, although such products generally have lower margins than defense-related products.

Patent Rights

      The Company's ability to compete effectively is dependent on its proprietary know-how, technology and patent rights. The Company holds U.S. patents on certain aspects of its 3-D stacking technology and has applied for additional patents. There can be no assurance that the Company's patent applications will be approved, that any issued patents will afford the Company's products any competitive advantage or will not be challenged or circumvented by third parties, or that patents issued to others will not adversely affect the development or commercialization of the Company's products.

Management of Growth

      The Company intends to use the net proceeds of approximately $4.3 million from a private offering of Common Stock completed in February 1996 to finance the production and marketing of the SuperSIMM product and to support an expanded level of operations. Successful expansion of the Company's operations will depend on, among other things, the ability to obtain new customers, to attract and retain skilled management and other personnel, to secure adequate sources of supply on commercially reasonable terms and to successfully manage growth. To manage growth effectively, the Company will have to continue to implement and improve its operational, financial and management information systems, procedures and controls. As the Company expands, it may from time to time experience constraints that will adversely effect its ability to satisfy customer demand in a timely fashion. Failure to manage growth effectively could adversely effect the Company's financial condition and results of operations.

Competition

      Numerous memory companies are in the process of developing three-dimensional products, including IBM, Irvine Sensors, Texas Instruments, Mitsubishi, Motorola, Staktek, Cubic Memory and Thompson CSF in France. Many of such companies have substantially greater financial, manufacturing and marketing capabilities than the Company. The Company could also experience competition from established and emerging computer memory companies. There can be no assurance that the Company's products will be competitive with existing or future products, or that the Company will be able to establish or maintain a profitable price structure for its products.

Manufacturing Licenses

      In order to obtain large orders for the its commercial products from OEMs, the Company may be required to provide royalty-free manufacturing licenses to third parties as second sources to ensure that the customer's requirements are met. Such second sources could then compete directly with the Company for customers. As a result, the Company could become dependent on the efforts and abilities of its licensees, if any, to manufacture and market its products.

Possible Volatility of Stock Price

      The market price for the Company's Common Stock has experienced wide fluctuations which have not necessarily been related to the operating performance of the Company. Factors such as market conditions affecting the technology sector in general, the Company's operating results and announcements of technological innovations or new products by the Company or its competitors may have a significant impact on the market price of the Common Stock.

                              SELLING SHAREHOLDERS

      The following table sets forth certain information with respect to the shares of Common Stock of the Company owned by each Selling Shareholder and the Shares to be offered pursuant to this Prospectus.

                         Number of Shares     Number of        Number of Shares
 Name of Selling         Owned Before the    Shares to be      Owned After the
   Shareholder              Offering           Offered             Offering
----------------------   ----------------    ------------      ----------------

Euroventures Benelux I    2,559,179          1,693,750              865,429
B.V. (1)

Euroventures Benelux II   1,922,778            389,583            1,533,195
B.V. (1)

Bank Ehinger & CIE AG       200,000            200,000               -0-

Everest Capital             500,000            500,000               -0-
International Ltd.

Goodland International      200,000            200,000               -0-
Investments Ltd.

Robert London                56,100             56,100               -0-

Denise Peterson                  83                 83               -0-

-----------------
(1) Before the offering, Euroventures Benelux I B.V. (EBI) and Euroventures Benelux, II B.V. (EBII) own 15.3% and 11.5%, respectively, of the Company's Common Stock outstanding at February 29, 1996. After the offering, EBI and EBII would own 5.2% and 9.2%, respectively. EBII is a creditor of the Company as described in the Proxy Statement for the 1995 Annual Meeting of Shareholders and the Form 8-K dated October 23, 1995, which are incorporated herein by reference. Roger Claes, a director of the Company, is a partner and managing director of Euroventures Benelux Team B.V., which manages EBI and EBII.


                              PLAN OF DISTRIBUTION

      The Selling Shareholders have advised the Company that sales of the Shares will be effected from time to time in transactions (which may include block transactions) in the NASDAQ over-the-counter market, in negotiated transactions or otherwise, at prices then prevailing or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. The Selling Shareholders and any persons who act as broker-dealers in connection with the sale of the Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them, and any profit on the resale of the Shares as principal, may under certain circumstances be deemed to be underwriting discounts and commissions under the Securities Act.

      In addition to selling Shares pursuant to this Prospectus, the Selling Shareholders may sell Shares or other shares of the Company's Common Stock pursuant to Rule 144 under the Securities Act or pursuant to other available exemptions under said Act.

      The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities in connection with the sale of the Shares, including liabilities arising under the Securities Act.

      The Company will pay all expenses incident to the offering and sale of the Shares, other than commissions, discounts or concessions of underwriters, dealers or agents, which are estimated to be approximately $15,000.

                                     EXPERTS

      The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended February 28, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

Item 14.  Other Expenses of Issuance and Distribution

      All of the following expenses will be paid by the Registrant:


      Registration fee                            $ 6,812.71
      Legal fees and expenses                       5,000.00 *
      Accounting fees and expenses                  2,750.00 *
      Duplication and miscellaneous                   250.00 *
                                                  ----------
                                                  $14,812.71 *
                                                  ==========

-----------
* estimated

Item 15.  Indemnification of Directors and Officers

      The California General Corporation Law permits the indemnification of officers, directors, employees and agents of the Company. The Company's Bylaws and Indemnification Agreements between the Company and its Officers and Directors require the Company to indemnify such persons to the full extent permitted by law. Each person will generally be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement. In addition, the Company's Articles of Incorporation provide that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of their fiduciary duty, provided, however, that a director's liability will not be limited in the case of (i) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, (ii) for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (iii) any transaction from which the director derived an improper personal benefit, (iv) acts or omissions that the director believed to be contrary to the best interests of the Company, that involved an absence of good faith or that involved intentional misconduct or a knowing and culpable violation of law, (v) transactions in which the director has a material financial interest or involve interrelated directors, and (vi) distributions, loans or guaranties in violation of California law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16. Exhibits

     5.1  Opinion of Helen W. Melman, Esq.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Helen W. Melman, Esq. - contained in Exhibit 5.1.

     24.1 Power of Attorney - contained at page S-5.


Item 17.  Undertakings

          The Company hereby undertakes:

      (1) To file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that if the information required in clauses (i) and (ii) above to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, no post-effective amendment hereto shall be required;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Additionally, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden Grove, State of California on March 20, 1996.

                                               DENSE-PAC MICROSYSTEMS, INC.

                                               By /S/ James G. Turner
                                               ----------------------------
                                                  James G. Turner
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature follows constitutes and appoints each of JAMES G. TURNER and WILLIAM M. STOWELL, and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                                     Date
---------                   -----                                     ----

/s/James G. Turner          Chairman of the Board,               March 20, 1996
-----------------------     Chief Executive Officer
James G. Turner             (Principal Executive Officer)


/S/ Roger Claes             Director                             March 20, 1996
-----------------------
Roger Claes


/S/ Trude C. Taylor         Director                             March 20, 1996
-----------------------
Trude C. Taylor


/S/ Bob Southwick           Director                             March 20, 1996
-----------------------
Bob Southwick


/S/ William M. Stowell      Vice President-Finance               March 20, 1996
-----------------------     (Principal Financial
William M. Stowell          and Accounting Officer)

                          DENSE-PAC MICROSYSTEMS, INC.
                         FORM S-3 REGISTRATION STATEMENT
                                  EXHIBIT INDEX


                   5.1     Opinion of Helen W. Melman, Esq.

                  23.1     Consent of Deloitte & Touche LLP.

                  23.2 Consent of Helen W. Melman, Esq. - contained in Exhibit 5.1.

                  24.1 Power of Attorney, contained at page S-5 of the Registration Statement.